UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

FOCUS IMPACT BH3 ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 33rd Floor New York, NY	10105
(Address of principal executive offices)	(Zip Code)

(212) 213-0243
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one warrant	BHACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	BHAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	BHACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with Focus Impact BH3 Acquisition Company’s (the “Company” or “BHAC”) Special Meeting (as defined below) to approve, among other things, the Extension Amendment Proposal (as defined below), the Company and Focus Impact BH3 NewCo, Inc. (“NewCo”), entered into non-redemption agreements (the “Non-Redemption Agreements”) with certain stockholders of the Company pursuant to which, such stockholders agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 1,047,399 shares of Class A common stock, par value $0.0001 per share of the Company (the “Class A Common Stock”) in connection with the Special Meeting and to hold such shares through the Special Meeting. In exchange for the foregoing commitments not to redeem such Class A Ordinary Shares of the Company, NewCo agreed to issue to such stockholders, for no additional consideration, an aggregate of 174,566 shares of Class A Common Stock of NewCo (and up to an aggregate of 232,750 shares of Class A Common Stock of NewCo if the Company utilizes the two monthly extensions described below), in connection with the consummation of the initial business combination among the Company, NewCo and XCF Global Capital, Inc.

The Non-Redemption Agreements increased the amount of funds that remain in the Company’s trust account following the Special Meeting. The Non-Redemption Agreements will not affect the rights of stockholders party to such agreements to effect a redemption of their shares of Class A Common Stock in connection with the consummation of the Company’s initial business combination.

The foregoing summary of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreements filed herein as Exhibit 10.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2024, the Company held a special meeting of stockholders (the “Special Meeting”) to amend the Company’s amended and restated certificate of incorporation, as amended, to (i) extend the date  by which the Company has to consummate a business combination (the “Termination Date”) from July 31, 2024 to February 7, 2025 (the “Charter Extension Date”) and to allow the Company, without the need for another stockholder vote, to elect to extend the Termination Date on a monthly basis for up to two times, by an additional one month each time, after the Charter Extension Date, by resolution of the Company’s board of directors if requested by Focus Impact BHAC Sponsor, LLC, a Delaware limited liability company, and upon five days’ advance notice prior to the applicable Termination Date (such amendment, the “Extension Amendment” and such proposal, the “Extension Amendment Proposal”) and (ii) eliminate the limitation that the Company may not redeem public stock to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended), of less than $5,000,001 (the “Redemption Limitation”)  in order to allow the Company to redeem the Public Stock irrespective of whether such redemption would exceed the Redemption Limitation (such amendment, the “Redemption Limitation Amendment” and such proposal, the “Redemption Limitation Amendment Proposal”). The stockholders of the Company approved the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal at the Special Meeting and on July 31, 2024, the Company filed the Extension Amendment and the Redemption Limitation Amendment with the Secretary of State of Delaware.

 The foregoing description is qualified in its entirety by reference to the Extension Amendment and the Redemption Limitation Amendment, copies of which are attached as Exhibits 3.1 and 3.2 hereto and are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 31, 2024, the Company held the Special Meeting to approve the Extension Amendment Proposal, the Redemption Limitation Amendment Proposal and a proposal to allow the adjournment of the Special Meeting to a later date or dates, if necessary, (1) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there were insufficient shares of Class A Common Stock and shares of Class B common stock, par value $0.0001 per share of the Company (the “Class B Common Stock” and together with the shares of Class A Common Stock, the “Common Stock”), in the capital of the Company represented (either in person or by proxy) at the time of the Special Meeting to approve the Extension Amendment Proposal or the Redemption Limitation Amendment Proposal or (2) where the board of the Company has determined that an adjournment is otherwise necessary (the “Adjournment Proposal”), each as more fully described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 2, 2024. As there were sufficient votes to approve each of the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal, and the board of directors of the Company did not determine that an adjournment was otherwise necessary, the Adjournment Proposal was not presented to stockholders.

Holders of 6,374,235 shares of Common Stock of the Company held of record as of June 20, 2024, the record date for the Special Meeting, were present in person or by proxy at the Special Meeting, representing approximately 79.16% of the voting power of the Company’s shares of Common Stock as of the record date for the Special Meeting, and constituting a quorum for the transaction of business.

The voting results for the proposals were as follows:

The Extension Amendment Proposal

FOR	AGAINST	ABSTAIN	BROKER-NON VOTES
6,254,410	119,825	0	—

 The Redemption Limitation Amendment Proposal

FOR	AGAINST	ABSTAIN	BROKER-NON VOTES
6,274,746	99,388	101	—

Item 7.01	Regulation FD Disclosure.

In connection with the vote to approve the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal, the holders of 1,099,905 shares of Class A Common Stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.63 per share, for an aggregate redemption amount of approximately $11,692,068.

In addition, in connection with the Special Meeting, Focus Impact BHAC Sponsor, LLC and Crixus BH3 Sponsor, LLC converted an aggregate of 1,100,000 of their shares of Class B Common Stock into shares of Class A Common Stock. Such converted shares of Class A Common Stock are not entitled to receive funds from the trust account through redemptions or otherwise and will remain subject to the existing transfer restrictions. After giving effect to the redemptions and the conversion, the Company expects to have 5,312,124 shares of Class A Common Stock and 1,639,916 shares of Class B Common Stock outstanding.

Additional Information about the the Company’s Proposed Business Combination and Where to Find It

In connection with the proposed business combination among BHAC and XCF Global Capital, Inc. (“XCF”), BHAC and XCF have prepared, and Focus Impact BH3 Newco, Inc. (“NewCo”) has filed with the SEC a registration statement on Form S-4 (the “Registration Statement”) containing a prospectus with respect to the securities to be issued in connection with the business combination, a proxy statement with respect to the stockholders’ meeting of BHAC to vote on the business combination and certain other related documents. Investors, securityholders and other interested persons are urged to read the preliminary proxy statement/prospectus in connection with BHAC’s solicitation of proxies for its special meeting of stockholders to be held to approve the business combination (and related matters) and general amendments thereto and the definitive proxy statement/prospectus, when available, because the proxy statement/prospectus contains important information about BHAC, XCF and the business combination. When available, BHAC will mail the definitive proxy statement/prospectus and other relevant documents to its stockholders as of a record date to be established for voting on the business combination. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that BHAC will send to its stockholders in connection with the business combination. Once the Registration Statement is declared effective, copies of the Registration Statement, including the definitive proxy statement/prospectus and other documents filed by BHAC, XCF or a newly formed successor entity with the SEC, may be obtained, free of charge, by directing a request to Focus Impact BH3 Acquisition Company, 1345 Avenue of the Americas, 33rd Floor, New York, NY 10105. The preliminary and definitive proxy statement/prospectus to be included in the Registration Statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

BHAC, NewCo and each of their directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies of BHAC’s stockholders in connection with the business combination under SEC rules. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of BHAC’s stockholders in connection with the business combination is included in the Registration Statement and the proxy statement/prospectus included therein, which has been filed with the SEC. Investors and security holders may obtain more detailed information regarding the names and interests in the business combination of BHAC’s directors and officers in BHAC’s filings with the SEC and such information is also in the Registration Statement that has been filed with the SEC, which includes the preliminary proxy statement/prospectus of BHAC for the business combination.

XCF and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of BHAC in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination is included in the Registration Statement and the proxy statement/prospectus included therein, which has been filed with the SEC.

No Offer or Solicitation

This Current Report on Form 8-K relates to the Special Meeting and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the business combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom, and otherwise in accordance with applicable law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Amended and Restated Certificate of Incorporation (Extension Amendment).
3.2	Amendment to Amended and Restated Certificate of Incorporation (Redemption Limitation Amendment).
10.1	Form of Non-Redemption Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2024

FOCUS IMPACT BH3 ACQUISITION COMPANY

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Chief Executive Officer